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                            FORM N-1A, ITEM 23(q)(2)
                         RULE 483 CERTIFIED RESOLUTION
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                             OneAmerica Funds, Inc.
                              Indianapolis, Indiana

                            Certificate of Resolution
           For Board Authorization for Filing with the SEC with a POA

     I, Richard M. Ellery, do hereby certify that I am the duly elected and qualified Assistant Secretary to the Board of Directors of OneAmerica Funds, Inc., a Maryland Corporation (the "Fund"), and further certify that the following resolution was adopted by the Board of Directors of the fund at a meeting duly held on February 29, 2008, at which a quorum was at all times present and that such resolution has not been modified nor rescinded and is in full force and effect as of the date hereof.


RESOLVED, That the Board of Directors does hereby authorize and direct the officers of OneAmerica Funds, Inc. to execute and file with the Securities and Exchange Commission (the "SEC") a Post Effective Amendment to its Registration Statement, File No. 33-30156, under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, in order to continue the issuance and sale of shares of the Fund Portfolios;

FURTHER RESOLVED, That the Board of Directors does hereby authorize Richard M. Ellery, Assistant Secretary to the Board of Directors, to make such alterations and changes in the Post Effective Amendment to the aforementioned Registration Statement as he may deem appropriate or necessary to comply with the requirements imposed by the SEC for the filing of any and all Post Effective Amendments to Registration Statements; and

FURTHER RESOLVED, That the Directors and officers of the Fund who may be required to execute the Fund's Registration Statement on Form N-1A and any amendments thereto be, and each of them hereby is, authorized to execute a power of attorney (or any such previously executed power is hereby ratified) appointing Richard M. Ellery and Thomas M. Zurek their true and lawful attorneys, to execute in their name, place and stead, in their capacity as Director or officer of the Fund, said Registration Statement and any amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and said attorneys shall have the power to act thereunder and shall have full power of substitution and resubstitution; and said attorneys shall have full power and authority to do and perform in the name and on behalf of each of said Directors and officers, or any or all of them, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of said Directors or officers, or any or all of them, might or could do in person, said acts of said attorneys, being hereby ratified and approved.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of OneAmerica Funds, Inc., as of this 21 day of April, 2008.

/s/ Richard M. Ellery
____________________________________
Richard M. Ellery
Assistant Secretary to the Board of Directors
OneAmerica Funds, Inc.

[Seal]